Exhibit 23.3

Consent of Independent Auditors

We consent to the inclusion in this registration statement on Form S-1 of AMC Entertainment Holdings, Inc. of our report dated February 20, 2013, on our audits of the consolidated financial statements of Digital Cinema Implementation Partners, LLC and Subsidiaries as of December 31, 2012 and 2011 and for each of the years in the three-year period ended December 31, 2012. We also consent to the reference to our firm under the caption “Experts”.

/s/ CohnReznick LLP

August 29, 2013